EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     Each of the undersigned hereby certifies, in his capacity as an officer of Premier Entertainment Biloxi LLC, (the "Company"), for purposes of 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

      o The Quarterly Report of the Company on Form l0-Q for the period ended March 31, 2006 as filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      o The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


Dated: May 12, 2006


/s/ Joseph L. Billhimer
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Name: Joseph L. Billhimer
Title: President and Chief Operating Officer


/s/ Todd J. Raziano
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Name: Todd J. Raziano
Title: Senior Vice President and Chief Financial Officer